UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 29, 2005

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


           Minnesota                 001-10898           41-0518860
(State or other jurisdiction     (Commission File)     (IRS Employer
        of incorporation)             Number)      Identification Number)

                 385 Washington Street
                 Saint Paul, Minnesota                    55102
       (Address of principal executive offices)         (Zip Code)

                                (651) 310-7911
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

     On April 29, 2005, The St. Paul Travelers Companies, Inc. (the "Company") entered into letter agreements (collectively, the "Heyman Agreement") with William Heyman, currently Vice Chairman and Chief Investment Officer of the Company. In exchange for Mr. Heyman's waiver of rights under The St. Paul Companies, Inc. Amended and Restated Special Severance Policy (the "Policy") and his agreement to the terms of the Heyman Agreement, the Company agreed to pay Mr. Heyman a cash payment of $1,851,669 (less applicable withholdings) and excise tax treatment, which means Mr. Heyman will be entitled to receive a gross up for any excise taxes if the payment is considered an "excess parachute payment". In addition, Mr. Heyman has agreed to certain covenants, including, among others, covenants restricting solicitation of the Company's employees and customers for a period of 12 months following his separation from the Company. The Heyman Agreement also contains a customary release of any claims that Mr. Heyman may have against the Company.

     On April 29, 2005, the Company, through its subsidiary, The Travelers Indemnity Company, entered into a separation agreement (the "Miller Agreement") with T. Michael Miller, formerly Co-Chief Operating Officer of the Company. Pursuant to the Miller Agreement, Mr. Miller will be entitled to receive an amount equal to three times the amount of Mr. Miller's annual base salary as of April 1, 2004 and target bonus, or an aggregate of up to approximately $2.40 million, plus a gross up for any excise taxes if the payment is considered an "excess parachute payment". Pursuant to the Miller Agreement, the Company will also continue to provide Mr. Miller certain health and insurance benefits for up to three years following his separation from the Company, unless Mr. Miller becomes employed by a new employer and is eligible to receive such benefits from such new employer. In addition, Mr. Miller has agreed to certain covenants, including, among others, covenants restricting solicitation of the Company's employees and customers for a period of 12 months following his separation from the Company. The Miller Agreement also contains a customary release of any claims that Mr. Miller may have against the Company.

     Mr. Miller's entitlements under the Miller Agreement are in lieu of any payments Mr. Miller may have been entitled to under any severance policy or plan, including the Policy.

Item 5.02. Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers.

     On May 5, 2005, the Company issued a press release announcing that Brian MacLean has been named Executive Vice President and Chief Operating Officer of the Company, effective immediately. Mr. MacLean, 51, most recently served as Executive Vice President and Co-Chief Operating Officer of the Company. From April 2004 to February 2005, he was Executive Vice President of Claim Services. Prior to the merger of The St. Paul Companies, Inc. ("St. Paul") and Travelers Property Casualty Corp. ("Travelers") in April 2004, Mr. MacLean was Executive Vice President of Claim Services for Travelers since January 2002. Prior to this position, Mr. MacLean served as President of Select Accounts for Travelers from July 1999 to January 2002. He also served as Chief Financial Officer of Claim Services for Travelers from March 1993 to June 1996. From June 1996 to July 1999, Mr. MacLean was Chief Financial Officer of Commercial Lines for Travelers. He joined Travelers in 1988 and has served in several other

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positions. Prior to joining Travelers, Mr. MacLean was an audit manager at the public accounting firm of Peat Marwick (now KPMG LLP).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year.

     On May 4, 2005, the Board of Directors of the Company (the "Board") amended and restated the by-laws of the Company, effective May 3, 2005. The by-laws previously provided that the governance committee of the Board, until January 1, 2006, would be composed of eight members, four members of whom would be directors designated by current directors of the Board who had previously been directors of Travelers or directors who had been designated to serve on the Board by previous directors of Travelers (each, a "Travelers Director") and four of whom would be directors designated by current directors of the Board who had previously been directors of St. Paul or directors who had been designated to serve on the Board by previous directors of St. Paul (each, a "St. Paul Director"). The by-laws were amended to remove this provision.

     In addition, the by-laws specified that, until January 1, 2006, any recommendation by the governance committee to make certain decisions (including, among others, changing the size or chairmanship of the Board or any committee of the Board or the responsibilities of, or the authority delegated to, any committee of the Board) would require the approval of four members of the governance committee. The by-laws were amended to provide that any such recommendation would require the approval of two-thirds of the members of the governance committee.

     The by-laws also previously provided that, until January 1, 2006, a majority of the membership of the governance committee who were Travelers Directors would have the exclusive delegated authority of the Board to fill any vacancy on any committee of the Board formerly held by a Travelers Director. Similarly, the by-laws stipulated that, until January 1, 2006, a majority of the membership of the governance committee who were St. Paul Directors would have the exclusive delegated authority of the Board to fill any vacancy on any committee of the Board formerly held by a St. Paul Director. The by-laws were amended to remove these provisions. In addition, the by-laws were amended to replace certain references to "Article VII" of the Company's Amended and Restated Articles of Incorporation that appear in the by-laws with the phrase "Article VI" of the Amended and Restated Articles of Incorporation. Furthermore, the Board acknowledged that the term "Governance Committee" as used in the Company's by-laws refers to the Compensation and Governance Committee of the Board.

     The foregoing description of amendments to the by-laws does not purport to be complete and is qualified in its entirety by the text of the amended and restated by-laws themselves, which are filed in this report as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.  Description

3.2          By-laws of The St. Paul Travelers Companies, Inc.

99.1 Press release issued by The St. Paul Travelers Companies, Inc., dated May 5, 2005


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 5, 2005                     THE ST. PAUL TRAVELERS COMPANIES, INC.

                                       By: /s/ Bruce A. Backberg
                                          -------------------------------------
                                          Name:  Bruce A. Backberg
                                          Title:  Senior Vice President



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                                 EXHIBIT INDEX

Exhibit No.  Description

3.2          By-laws of The St. Paul Travelers Companies, Inc.

99.1 Press release issued by The St. Paul Travelers Companies, Inc., dated May 5, 2005


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